FIFTH AMENDMENT TO COAL SALES AGREEMENT

          THIS FIFTH AMENDMENT TO COAL SALES AGREEMENT ("Amendment") is made and entered into as of the first day of July, 2001 to amend that certain Coal Sales Agreement dated as of February 15, 1990, as amended by Amendments First, Second, Amendment and Clarification, and Fourth, among ELECTRIC FUELS CORPORATION, KENTUCKY MAY COAL COMPANY, INC. AND COGENTRIX OF RICHMOND, INC. ("Coal Sales Agreement").

WITNESSETH:

          WHEREAS, the parties to the Coal Sales Agreement have determined that certain terms and provisions of the Coal Sales Agreement should be amended; and

          WHEREAS, the Coal Sales Agreement provides that it may be amended only by an instrument in writing signed by all parties.

          NOW, THEREFORE, for good and valuable consideration including the mutual agreements contained herein, the parties to the Coal Sales Agreement do hereby agree as follows:

1. Section 4.01 of the Coal Sales Agreement is hereby amended by deleting the second sentence thereof (set forth in the Fourth Amendment) and inserting in its place the following:
"The "Base Price" per ton of coal supplied hereunder on and after July 1, 2001 shall be $[***] F.O.B. railroad cars at the Source Complex."
2. Section 4.02(a)(1) of the Coal Sales Agreement is hereby amended by deleting the third sentence thereof (set forth in the Fourth Amendment) and inserting in its place the following:
"Notwithstanding the two preceding sentences, the BCP per ton of coal supplied on and after July 1,2001, shall be $[***] per net ton."
3. Section 4.02(a)(3) of the Coal Sales Agreement is hereby amended by deleting it in its entirety, and inserting in its place the following:
"Base Solid Fuel Index ("BSFI") is the SFI for the first calendar quarter of 2001. BSFI is SFI(1,2001) and is equal to 155.68 cents per million BTU as of July 1,2001."
4. Section 4.02(a)(4) of the Coal Sales Agreement is hereby amended by deleting it in its entirety, and inserting in its place the following:
"Base Rail Price ("BRP") .per ton of coal supplied on or after July 1, 2001 shall be $[***] per net ton."

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

5. Section 4.02(a)(6) of the Coal Sales Agreement is hereby amended by deleting it in its entirety, and inserting in its place the following:

"Rail Adjustment Factor ("RAF") is the factor agreed upon by Virginia Power and CSX Transportation, Inc. as the methodology for escalating Railroad Transportation Master Contract ICC-CSXT-C-51997 between Virginia Power and CSX Transportation, Inc. ("Virginia Power Transportation Contract"). The RAF utilizes the GDPIPD, as hereinafter defined, as its primary component, and the methodology for computation of the RAF is contained in an amendment to the Virginia Power Transportation Contract. The Rail Adjustment Factor shall be abbreviated as RAF (q,y) where q is the calendar quarter and y is the year. If the net cost per ton (giving effect to rates, general contract provisions and other contract charges) to Virginia Power under Railroad Transportation Master Contract ICC-CSXT-C-51997, or any successor contract, changes in any respect, then the Rail Compensation Price under this Agreement shall be adjusted in the same manner and by the same percent effective as of the date of such change under such Master Contract, or such successor contract.

Effective with this Fifth Amendment, all references to "RCAF-Adjusted" in the Coal Sales Agreement shall refer to RAF."

6. The Coal Sales Agreement is hereby amended by adding Section 4.02(a)(7) with the following text:

"Adjusted Base Rail Price (" ABRP") is the result of adjusting the Base Rail Price commencing with the calculation of the Contract Price that will be effective during the fourth quarter of 2001 and each calendar quarter thereafter. The ABRP shall be abbreviated as ABRP (q,y) where q is the calendar quarter and y is the year."

7. The Coal Sales Agreement is hereby amended by adding Section 4.02(a)(8) with the following text:

Gross Domestic Product Implicit Price Deflator (GDPIPD) indices are the Gross Domestic Product Implicit Price Deflator quarterly indices as last published by the U.S. Department of Commerce at least two (2) weeks prior to the beginning of the calendar quarter for which the Contract Price is being determined. The GDPIPD shall be expressed as GDPIPD (q,y) where q is the calendar quarter and y is the year. GDPIPD (q-2,y) and GDPIPD (q-3,y) represent the GDPIPD published for the second and third calendar quarters prior to the calendar quarter (q,y) for which the Contract Price is being determined.

Should Cogentrix of Richmond, Inc. and Virginia Electric & Power Company agree, pursuant to the terms of Section 10.3 of their Power Purchase and Operating Agreement dated as of January 24, 1989 as amended through and including Amendment No.2 dated as of July 1, 2001 (the "PPOA"), to replace the GDPIPD index specified in the PPOA (and also specified herein) with another index (the "Replacement Index"), the Replacement Index shall become effective for escalation of the Base Rail Price as adjusted hereunder as of the date of effectiveness of such modification under the PPOA.

Effective with this Fifth Amendment, the reference to "SFI" in paragraph 4.02(d) shall refer to both the SFI and the GDPIPD."

8. Section 4.02(b) of the Coal Sales Agreement is hereby amended by deleting it in its entirety, and inserting in its place the following:

"(b) At least two (2) weeks prior to the calendar quarter beginning October 1, 2001 and at least two (2) weeks prior to the beginning- of each subsequent calendar quarter thereafter, the Contract Price which will be effective during the next subsequent calendar quarter shall be calculated as follows:

                    Contract Price (q,y) = BCP[ 1 + .75 (SFI(q-2,y) - BSFI)]
                                                                                       BSFI

                          + ABRP(q-l,y) [ 1 +.5 (GDPIPD(q-2,y) - GDPIPD(q-3,y))]
                                                                            GDPIPD(q-3,y)

                                            - [RCP(q-1,y) (RAF(q,y))]

Thus if the Contract Price were being determined for the fourth calendar quarter of 2001, the variable SFI would be the SFI calculated for the second calendar quarter of 2001, the variable ABRP would be the BRP, or ABRP, as appropriate, calculated for the third calendar quarter of 2001, the variable GDPIPD indices would be the GDPIPD indices as published for the first and second calendar quarters of 2001, the variable RCP would be RCP calculated for third calendar quarter of 2001, and the variable RAF would be as calculated for the quarter for which the Contract Price is being determined.

** The methodology for computing price escalations for the Virginia Power Transportation Contract is modified, then such modification shall become effective for escalation of the Rail Compensation Price hereunder as of the date of effectiveness of such modification under the Virginia Power Transportation Contract."

9. EXHIBIT III of the Coal Sales Agreement is hereby amended by deleting it in its entirety, and replacing it with the substitute "EXHIBIT III" appended to this Fifth Amendment

10.     This Amendment is subject to and shall be effective only upon receipt of the approval of Buyer's lenders, which approval buyer shall immediately request and diligently pursue. If Buyer's lenders fail to approve this Amendment by October 31, 2001, either party may declare the Amendment null and void ab initio prior to receipt of said lender's consent

11.     Upon Buyer receiving lenders' approval of this Amendment an adjustment payment for coal delivered to Buyer on and after July 1, 2001, to adjust for the change in Contract Price provided by this Agreement, shall be included with the next ordinary payment to Seller under the Coal Sales Agreement

12.     Except as specifically provided in this Amendment, the terms and conditions set-forth in the Coal Sales Agreement shall remain in full force and effect

          WITNESS the due execution hereof as of July 1, 2001.

ELECTRIC FUELS CORPORATION By: /s/ Michael E. Wilson Title: Vice President
KENTUCKY MAY COAL COMPANY, INC. By: /s/ Michael E. Wilson Title: Vice President
COGENTRIX OF RICHMOND, INC. By: /s/ C. A. Halcomb Title: Vice President